Exhibit 23.8

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 15, 2013, with respect to the Historical Summary included in the July 16, 2013 Current Report of American Realty Capital Trust IV, Inc. on Form 8-K/A, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

July 18, 2013